Item 77C

SCUDDER VARIABLE SERIES I

The Proxy Statement on Schedule 14A for Scudder Variable Series I (File No. 811-4257), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 25, 2002.